Exhibit 10.1

THE SECURITIES OF CATALYST INTERNATIONAL, INC. REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE.  THE HOLDER HEREOF, BY ACCEPTING THESE SECURITIES, AGREES FOR THE BENEFIT OF CATALYST INTERNATIONAL, INC. THAT THESE SECURITIES MAY BE RESOLD, PLEDGED, OR OTHERWISE TRANSFERRED ONLY (I) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA.  CATALYST INTERNATIONAL, INC. MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT THAT ANY TRANSFER IS IN COMPLIANCE WITH FEDERAL AND STATE SECURITIES LAWS AS A CONDITION TO ANY TRANSFER OF THESE SECURITIES.

12% SECURED PROMISSORY NOTE

$__________1

Milwaukee, Wisconsin

__________, 2003

(the “Issuance Date”)

FOR VALUE RECEIVED, the undersigned, CATALYST INTERNATIONAL, INC., a Delaware corporation (“Maker”), the principal office of which is located at 8989 North Deerwood Drive, Milwaukee, Wisconsin 53223, hereby promises to pay to the order of __________  (“Payee”), at Milwaukee, Wisconsin, or at such other place as Payee shall from time to time direct in writing, the principal amount of ___________1 Dollars ($________),1 together with interest accruing on the unpaid principal balance from time to time outstanding hereunder at an interest rate of twelve percent (12%) per annum.

1.

Payment Schedule

Maker shall pay to Payee consecutive quarterly installments of interest, at the rate per annum provided above, payable on the last day of Maker’s first fiscal quarter ending after the Issuance Date and on the last day of each fiscal quarter of Maker thereafter to and including the last day of Maker’s fiscal quarter which precedes the date (the “Maturity Date”) which is the fourth anniversary of the Issuance Date.  The outstanding principal balance hereof, and any accrued but unpaid interest thereon, shall be due and payable in full on the Maturity Date.

2.

Interest

Interest on this Note shall accrue from and including the Issuance Date to 11:59 p.m. (Central Time) on the Maturity Date, at the interest rate set forth above, calculated on the basis of a 365-day year.

3.

Prepayment

Maker reserves and shall have the right at any time to prepay all or any portion of the unpaid principal balance of this Note; provided, however, that any such prepayment shall be made pro rata to Payee and the holders of the other 12% Secured Promissory Notes issued by Maker (this Note and such other Notes are referred to hereinafter collectively as the “12% Notes”).  All such prepayments shall be accompanied by interest accrued on the amount prepaid through the date of prepayment.  In addition, if this Note is prepaid in whole or in part at any time and for any reason (other than by reason of the occurrence of a Change in Control (as hereinafter defined) occurring after the Issuance Date but prior to the six month anniversary of the Issuance Date) Maker shall pay to Payee a prepayment premium, calculated from the Issuance Date to the date of such prepayment, based upon the following schedule:

Date of Prepayment	Prepayment Premium
After the Issuance Date but prior to the six month anniversary of the Issuance Date	12% of the principal amount prepaid times a fraction of which the numerator is the number of days from the Issuance Date through and including the date of prepayment and the denominator is 365
On or after the six month anniversary of the Issuance Date (the “Six Month Anniversary”) and before the one year anniversary of the Issuance Date hereof	6% of the principal amount prepaid times a fraction of which the numerator is the number of days from the Six Month Anniversary through and including the date of prepayment and the denominator is 183
On or after the one year anniversary of the Issuance Date	0%

For example, if the prepayment is made after four (4) months from the Issuance Date, the prepayment premium will be 4% (i.e., 12% times 4 ÷ 12) and if the prepayment is made after eight (8) months from the Issuance Date, the prepayment premium will be 2% (i.e., 6% times 2 ÷ 6).  Any partial prepayment shall be applied first against accrued interest and then against principal and any such prepayment shall not relieve Maker of its obligations to make the next regularly scheduled payments of principal or interest.  Maker may require presentation of this Note for endorsement of the prepayment in case prepayment is in part or for surrender in case prepayment is in full.

4.

Security

This Note is secured pursuant to the terms and conditions of that certain Security Agreement dated as of ________, 2003, executed by Maker in favor of Payee and the holders of the other 12% Notes.

5.

Events of Default

The unpaid principal balance of this Note, together with all accrued but unpaid interest thereon, shall, at the option of the holders of a majority in principal amount of the 12% Notes and without presentation, demand, protest or further notice of any kind, become immediately due and payable upon the occurrence of an Event of Default.  For purposes hereof, an “Event of Default” means the occurrence of any one of the following events:

(a)

If Maker shall fail to pay when due any principal, interest or other amounts payable under this Note and such failure shall continue for a period of thirty (30) days after written notice from Payee to Maker; or

(b)

If Maker shall  become insolvent or take or fail to take any action which constitutes its admission of inability to pay its debts as they mature;  make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for it or a substantial part of its assets;  commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect;  have filed against it any such petition or application in which an order for relief is entered or which petition, application or order for relief remains undismissed for a period of ninety (90) days or more; or  indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for a substantial part of its properties, or shall suffer any custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more; or

(c)

If a Change in Control (as hereinafter defined) occurs.  For purposes hereof, a “Change in Control” shall mean the occurrence of any one of the following events:

(i)

the date of the acquisition by an individual, entity or group (each, a “Person”), within the meaning of Section 13(d)(2) of the Securities Exchange Act of 1934 as amended (the “Exchange Act”), of beneficial ownership, within the meaning of Rule 13d-3 of the Exchange Act, of 50% or more of either (A) the then outstanding shares of common stock of Maker (the “Outstanding Maker Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Maker entitled to vote generally in the election of directors (the “Outstanding Maker Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control:  (w) any acquisition directly from Maker, (x) any acquisition by Maker, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Maker, or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A) and (B) of subsection (ii), below; or

(ii)

the date of consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Maker for which approval of the stockholders of Maker is required (each, a “Business Combination”), in each case, unless, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Maker Common Stock and Outstanding Maker Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Maker Common Stock and Outstanding Maker Voting Securities, as the case may be, and (B) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Board of Directors of Maker at the time of the execution of the initial agreement, or of the action of the Board of Directors of Maker, providing for such Business Combination; or

(iii)

the date of approval by the stockholders of Maker of a complete liquidation or dissolution of Maker.

No delay or omission on the part of Payee or any holder hereof in exercising any right or option herein given to Payee or such holder shall impair such right or option or be considered as a waiver thereof or acquiescence in any default hereunder.

6.

Assignment

Subject to the restrictions on transfer described in Section 7, below, the respective rights and obligations of Maker and Payee hereunder shall be binding upon and inure to the benefit of their respective successors, assigns, heirs, administrators and transferees.

7.

Transfer of this Note

With respect to any offer, sale or other transfer of this Note, Payee will give prior written notice to Maker, describing briefly the manner thereof, together with a written opinion of counsel to Payee to the effect that such offer, sale or other transfer may be effected without registration or qualification under any federal or state law then in effect, including, without limitation, under the Securities Act of 1933, as amended (the “Securities Act”).  Upon receiving such written notice and satisfactory opinion, if so requested, Maker, as promptly as practicable, shall notify Payee that Payee may offer, sell or otherwise transfer this Note, all in accordance with the terms of the notice delivered to Maker, and Maker shall register the transfer of this Note on its records.  If a determination has been made pursuant to this Section 7 that the opinion of counsel for Payee is not satisfactory to Maker, Maker shall so notify Payee promptly after such determination has been made.  The Note thus transferred shall bear a legend as to applicable restrictions on transferability in order to ensure compliance with the Securities Act unless, in the opinion of counsel for Maker, such legend is not required in order to ensure such compliance.

8.

Stock Warrant

Concurrently with the execution of this Note, Maker is issuing to Payee a warrant to purchase ___________ of shares of the $0.10 par value Common Stock of Maker at the exercise price of $1.42 per share (the “Warrant”).  The provisions of this Note shall not be affected in any way by the Warrant and vice versa.

9.

Notices

All notices or demands provided for in this Note shall be in writing and any notice shall be considered to be given and received in all respects (i) when personally delivered; (ii) when transmitted and received by facsimile providing a written record thereof; (iii) the second business day following the date such notice is deposited with Federal Express or other bonded overnight delivery service; or (iv) the third business day following the date such notice is deposited with the United States mail, registered or certified mail, return receipt requested, postage prepaid and addressed to the party or parties as follows, or such other addresses as the parties may designate by written notice:

IF TO MAKER:

Catalyst International, Inc.

8989 North Deerwood Drive

Milwaukee, Wisconsin  53223

Fax No: (414) 362-6794

Attention: James B. Treleaven

IF TO PAYEE:

____________________

____________________

____________________

10.

Waivers

Maker hereby waives presentment, demand, notice of dishonor and protest and consents to any and all extensions and renewals hereof with notice.

11.

Governing Law

This Note shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereunder and all disputes arising hereunder shall be brought before and heard by federal or state courts having their forum within Milwaukee, Wisconsin.

12.

Miscellaneous

If any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.  Maker hereby agrees to pay all costs of collection, including reasonable attorneys’ fees, incurred by Payee in enforcing Payee’s rights under this Note.

CATALYST INTERNATIONAL, INC.

By:__________________________________

James B. Treleaven, President and CEO

1If more than one Unit is purchased, this number will be multiplied by the number of Units purchased.